UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 11, 2016

Commission File Number:  001-35300

UBIQUITI NETWORKS, INC.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0097377
(IRS Employer Identification No.)

2580 Orchard Parkway, San Jose, California 95131
(Address of principal executive offices)

408-942-0385
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on December 17, 2015, Ubiquiti Networks, Inc. (the "Company") received a letter from NASDAQ stating that the Company was no longer in compliance with Rule 5605(c)(2)(A) of the NASDAQ Listing Rules (the "Rule"), which requires that the Audit Committee of the Board of Directors of the Company (the "Board") be comprised of at least three directors who meet certain independence and other requirements.

Also as previously disclosed, on August 4, 2016, the Board appointed Michael E. Hurlston as a Class I member of the Board and as a member of the Audit Committee. As a result of this appointment, on August 11, 2016, the Company was notified by NASDAQ that it had regained compliance with the Rule for continued listing and that the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITI NETWORKS, INC.

Date:   August 17, 2016
By:	/s/ Robert J. Pera

Name: Robert J. Pera
Title: Chief Executive Officer